                                                                   EXHIBIT 4.21




                          SHOWSCAN ENTERTAINMENT INC.

                              ____________________

                         REGISTRATION RIGHTS AGREEMENT



                         Dated as of September 1, 1995

                         REGISTRATION RIGHTS AGREEMENT

                 This Registration Rights Agreement (this "Agreement") is made and entered into as of September 1, 1995, between Showscan Entertainment Inc., a Delaware corporation (the "Company"), and Jack M. Ferraro, an individual ("Investor"), and is made pursuant to that certain Warrant Agreement dated the same date as this Agreement between the Company and the Investor (the "Warrant Agreement").

                 The parties hereby agree as follows:

1.       Definitions

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                          Board:  The Board of Directors of the Company.

                          Claim: Any loss, claim, damages, liability or expense (including the reasonable costs of investigation and legal fees and expenses).

                          Common Stock: The common stock, par value $.001 per share, of the Company.

                          Demand Registration:  A registration pursuant to
         Section 2 hereof.

                          Exchange Act: The Securities Exchange Act of 1934, as from time to time amended.

                          Holder: The beneficial owner of a security. For all purposes of this Agreement, the Company shall be entitled to treat the record owner of a security as the beneficial owner of such security unless the Company has been given written notice of the existence and identity of a different beneficial owner.

                          Indemnified Holder: Any Holder of Registrable Securities, any officer, director, employee or agent of any such Holder and any Person who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

                          Misstatement: An untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement, Prospectus or preliminary prospectus not misleading.

                                  Person:  A natural person, partnership,
         corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

                          Piggyback Registration:  A registration pursuant to
         Section 3 hereof.

                          Prospectus: The prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

                          Registration: A Demand Registration or a Piggyback Registration.

                          Registration Expenses: The out-of-pocket expenses of a Registration, including:

                          (1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers);

                          (2)     fees and expenses of compliance with
                 securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

                          (3) printing, messenger, telephone and delivery expenses;

                          (4) fees and disbursements of counsel for the Company and counsel for the underwriters;

                          (5) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such Registration (including the expenses of any special audit and "cold comfort" letters incident to such registration); and

                          (6) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities); and

                          (7) fees and expenses of any other Persons retained by the Company.

                          Registrable Securities: The Warrant Shares; provided, however, as to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have (x) been registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) become eligible for sale pursuant to Rule 144 or Rule 144A (or any similar provision then in force) under the Securities Act, or (z) in the opinion of counsel to the Company they may be freely transferred (without volume or other limitations) without registration or qualification under the Securities Act or any similar state securities laws. Whenever any particular securities cease to be Registrable Securities, the holder of such securities will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 4 of the Warrant Agreement.

                          Registration Statement: Any registration statement which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

                          Securities Act: The Securities Act of 1933, as from time to time amended.

                          SEC:  The Securities and Exchange Commission.

                          underwritten registration or underwritten offering:
         A registration in which securities of the Company are sold to an underwriter for distribution to the public.

                          Warrants: The warrants, each to purchase one share of Common Stock, issued and sold pursuant to the Warrant Agreement.

                          Warrant Shares: (a) the shares of Common Stock issued or issuable upon conversion of the Warrants, and (b) any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.

2.       Demand Registration

         (a)     Timing of Demand Registration

                 The Holders of all of the shares of Registrable Securities then outstanding may request that the Company file a registration statement under the Securities Act covering the shares of Registrable Securities that are the subject of such request at any time after the thirty (30) month anniversary of the date of this Agreement.

                 If the Company is requested to effect a Demand Registration and the Company furnishes to the Holders of Registrable Securities requesting such registration a copy of a resolution of the Board certified by the Secretary of the Company stating that in the good faith judgment of the Board
(i) it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request for such registration from the Holder or Holders of Registrable Securities requesting such registration; provided that during such time the Company may not file a registration statement for securities to be issued and sold for its own account or that of anyone other than the Holder or Holders of Registrable Securities requesting such registration, or (ii) upon advice of its counsel, it has determined that such filing or registration would result in the integration of the sale of the Registrable Securities with a prior sale of securities by the Company in a private or limited offering such that registration of the securities sold in the prior offering would be required by applicable federal securities laws, then the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request for such registration. The Company shall have no obligation to effect any Demand Registration which would necessitate an audit of the Company's financial statements for any period as to which the Company would not otherwise have been required to conduct such an audit under the Securities Exchange Act of 1934, or earlier than any date by which the Company otherwise would have been required to have filed such audited financial statements under the Securities Exchange Act of 1934.

         (b)     Number of Demand Registrations

                 The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section 2 no more than one (1) Registration Statement. The Holders of Registrable Securities shall lose their right to a Demand Registration if any or all of them shall at any time participate in a Piggyback Registration.

         (c)     Required Thresholds

                 The Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2 a Registration Statement unless all of the Registrable Securities are requested to be included in the Registration Statement.

         (d)     Underwriter's Cutback

                 If the public offering of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of a smaller number of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced to such smaller number with the participation in such offering to be pro rata among the Holders of Registrable Securities requesting such registration, based upon the number of shares of Registrable Securities owned by such Holders.

                 Any shares that are thereby excluded from the offering shall be withheld from the market by the Holders thereof in accordance with Section 4 hereof.

                 The Company and other Holders of securities of the Company may include such securities in any Demand Registration if, but only if, the managing underwriter concludes that such inclusion will not interfere with the successful marketing of all of the Registrable Securities.

         (e)     Managing Underwriter

                 The managing underwriter or underwriters of any underwritten public offering covered by a Demand Registration shall be selected by the holders of all of the shares of Registrable Securities that initiate such registration, subject to the approval of the Board, which shall not be unreasonably withheld.

3.       Piggyback Registrations

         (a)     Participation

                 Each time the Company decides to file a registration statement under the Securities Act covering the offer and sale by it or any of its security holders of any of its securities for money, other than (i) on Forms S-4, S-8, S-20 or any successor or similar forms, or (ii) by a registration which is incident to any offering of the Company's securities pursuant to a merger, combination of interest, recapitalization, consolidation or other reorganization, or in connection with any employee benefit plan, the Company shall give written notice thereof to all Holders of Registrable Securities. Upon the written request of Investor or any subsequent Holder of Registrable Securities made within 20 days after receipt of any such notice (which request will specify the Registrable Securities intended to be disposed of), the Company will, subject to the terms of this Agreement and subject to the full cooperation by Investor or any Holder of Registrable Securities in connection with any such registration, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register (which in no event shall be less than 50,000 shares in the aggregate and 10,000 shares per selling Holder of Registrable Securities (such number to adjust equitably in the future to account for any stock split, stock combination or similar event)). If the registration statement is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions (including, without limitation, underwriting discounts, commissions and fees) as the securities otherwise being sold through the underwriters. Investor's and any subsequent Holders' rights under this Section 2 shall expire on the seventh anniversary of the date of this Agreement.

         (b)     Underwriter's Cutback

                 If in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced to such smaller number, provided that such reduction is pro rata with reductions that shall be imposed on any other shares of Common Stock requested to be included.

         (c)     Company Control

                 The Company may decline to file a Registration Statement after giving notice to any Holder pursuant to Section 2(a) above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement.

4.       Hold-Back Agreements

                 Upon the written request of the managing underwriter of any underwritten offering of the Company's securities, or if reasonably requested by the Company in the case of a registered offering which in not underwritten, a Holder of Registrable Securities shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter or the Company, as the case may be, for a period (not to exceed 30 days before the effective date and 90 days thereafter) that such managing underwriter or the Company, as the case may be, requires; provided that each of the officers and directors of the Company who are stockholders of the Company shall be subject to similar agreements (other than with respect to options granted to officers and directors of the Company under benefit plans approved by the stockholders of the Company) covering at least the same period.

5.       Registration Procedures

                 If and whenever the Company is required to register Registrable Securities in a Registration, the Company will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

         (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration

Statement to become effective and remain effective until the Registrable Securities covered by such Registration Statement have been sold; provided that the Company shall not be required to maintain the effectiveness of any Registration Statement not covering an underwritten public offering for more than 90 days after such registration statement becomes effective;

         (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or for such shorter period of time during which such Registration Statement must be kept effective by the terms of this Agreement;

         (c) promptly notify the selling Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

                 (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                 (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

                 (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,


                 (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                 (5) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a Misstatement (and every selling Holder of Registrable Securities agrees to promptly advise the Company at any time that it learns of the existence of such a fact);

         (d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

         (e) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one conformed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (f) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each selling Holder of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus);

         (g) Use its best efforts to register or qualify the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such selling Holders or underwriters may reasonably request in writing; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

         (h) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

         (i) if the Registration Statement or the Prospectus contains a Misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a Misstatement;

         (j) cause all Registrable Securities covered by the Registration Statement to be listed in the Nasdaq National Market, if requested by the Holders of a majority of such Registrable Securities or the managing underwriter, if any;

                 With respect to any registration statement contemplated by
Section 3, each selling Holder of Registrable Securities shall provide such information with respect to it, and its intended method of distribution for inclusion in any such registration statement, as the Company shall reasonably request from time to time in writing.

6.       Registration Expenses

                 The Registration Expenses of all Registrations shall be borne by the Company.

7.       Indemnification

         (a)     Indemnification by Company

                 The Company agrees to indemnify and hold harmless each Indemnified Holder from and against all Claims arising out of or based upon any Misstatement or alleged Misstatement, except insofar as such Misstatement or alleged Misstatement was based upon information furnished to the Company by such Indemnified Holder or the underwriter expressly for use in the document containing such Misstatement or alleged Misstatement.

                 The foregoing notwithstanding, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement made in any preliminary prospectus if (i) such Indemnified Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities giving rise to such Claim and (ii) the Prospectus would have corrected such untrue statement or omission.

                 In addition, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement in a Prospectus, (x) if such Misstatement or alleged Misstatement is corrected in an amendment or supplement to such Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Indemnified Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale to the person who purchased a Registrable Security from such Indemnified Holder and who is asserting such Claim.

                 The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in a distribution covered by a Registration Statement, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities.

         (b)     Indemnification Procedures

                 If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses.

                 Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be the expense of such Indemnified Holder unless (i) the Company has agreed to pay such fees and expenses or (ii) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding.

                 If such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company as permitted by the provisions of the preceding paragraph, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder. The foregoing notwithstanding, the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders (which firm shall be designated in writing by such Indemnified Holders) in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances.

                 The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

         (c)     Indemnification by Holder of Registrable Securities.

                 Each Holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement, Prospectus or preliminary prospectus.

                 In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Sections 6(a) and 6(b) above.

                 The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

         (d)     Contribution

                 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(c) above (other than by reason of exceptions provided in those Sections) in respect of any Claims referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such Claims as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Section 7(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                 The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement or alleged Misstatement.

                 The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

                 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.       Requirements for Participation in Underwritten Offerings

                 No Person may participate in any underwritten offering pursuant to a Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) cooperates fully in connection with the offering, including without limitation the completion and execution of all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.       Suspension of Sales

                 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended Prospectus required by Section 5(i) hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the 90-day period referred to in Section 5(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either has received the copies of the supplemented or amended prospectus contemplated by Section 5(i) hereof or has been advised in writing by the Company that the use of the Prospectus may be resumed.

10.      Miscellaneous

         (a)     Remedies.

                 Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Warrant Agreement and granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.

         (b)     Amendments and Waivers

                 The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the outstanding shares of Registerable Securities. The foregoing notwithstanding, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of shares of Registerable Securities whose shares are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of shares of Registerable Securities may be given by the Holders of a majority of the shares of Registerable Securities being sold pursuant to such Registration Statement.

         (c)     Notices

                 All notices, demands or other communications to any party under this Agreement shall be in writing Including facsimile transmission); shall be sent only by facsimile, by first class United States mail, by nationally recognized courier service, or by personal delivery; and shall be given, if to the Company to:

                 Showscan Entertainment Inc.
                 3939 Landmark Street
                 Culver City, California 90232-2315
                 Attention: W. Tucker Lemon, Vice President,
                          General Counsel and Secretary
                 Fax: (310) 280-0476

and with a copy to:

                 Latham & Watkins
                 633 W. 5th Street, Suite 4000
                 Los Angeles, California 90071
                 Attention: John R. Light, Esq.
                 Fax: (213) 891-8763

         if to Investor, to:

                 Mr. Jack M. Ferraro
                 430 River Road
                 Scarborough, New York

                 The Company or the Investor by notice to the other pursuant to this Section 9(c) may designate additional or different addresses for subsequent notices or communications.

         (d)     Successors and Assigns

                 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                 The foregoing notwithstanding, the registration rights granted the Holders of Registerable Securities under this Agreement may not be transferred without the prior written consent of the Company.

         (e)     Counterparts

                 This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f)     Table of Contents and Headings

                 The table of contents and headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h)     Governing Law

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (i)     Severability

                 In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j)     Forms

                 All references in this Agreement to particular forms of registration statements are intended to include all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

         (k)     Entire Agreement.

                 This Agreement and the Warrant Agreement are intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Warrant Agreement. This Agreement and the Warrant Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

                            [signature pages follow]

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.




                             SHOWSCAN ENTERTAINMENT INC.


                             By: /s/ DENNIS POPE
                                ----------------------------------------

                             Title:  Executive Vice President
                                   -------------------------------------


                             INVESTOR



                              /s/ JACK M. FERRARO
                              ----------------------------------
                              Jack M. Ferraro